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                                                                    Exhibit 99.9

                          CONSENT OF SCHRODER & CO. INC.



The Board of Directors
Harborside Healthcare Corporation
470 Atlantic Avenue
Boston, MA  02210


Members of the Board:

          We hereby consent to the use of our opinion letter dated April 15,
1998 to the Board of Directors of Harborside Healthcare Corporation, a Delaware Corporation ("Harborside"), included as Annex III to the Proxy
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Statement/Prospectus, which forms a part of the Registration Statement on Form
S-4 ("Registration Statement") relating to the proposed merger of HH Acquisition
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Corp., a Delaware corporation, with and into Harborside and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities
                                                                ----------
"Act), or the rules and regulations of the Securities and Exchange Commission
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(the "Commission") thereunder, nor do we admit that we are experts with respect
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to any part of such Registration Statement within the meaning of the term
"experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.


                                 /s/ Bradley G. Razook

                                 SCHRODER & CO. INC.



May 1, 1998